UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 18, 2006

CHARTERMAC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 517-3700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 18, 2006, CharterMac (collectively with its subsidiaries, the “Company”) issued a press release announcing the transaction described in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Item 8.01	Other Events

On August 18, 2006, the Company issued a press release announcing that it had closed a $455 million fixed-rate bond securitization transaction with a weighted average term of 8 years. The transaction was completed through the sale of Class A Medium Term Tax-Exempt Multifamily Housing Trust Certificates, Series 2006A (the “Class A Certificates”) to third party investors. The purpose of the securitization was to reduce the Company’s variable interest rate exposure with the proceeds being used to retire existing bond securitizations that have variable rates and shorter terms.

The Class A Certificates consist of $300 million Series A-1 and $155 million Series A-2 Certificates. The Company contributed 56 fixed-rate, tax-exempt multifamily housing and senior housing revenue bonds totaling approximately $572.5 million in aggregate principal into a trust, which was the issuer of $455 million in Class A Certificates which were sold to various institutional investors. The Series A-1 and Series A-2 Certificates have a fixed certificate distribution rate of 4.54% and 4.72% per annum for 7 and 10 years, respectively. An indirectly wholly-owned subsidiary of CharterMac retained the subordinated Class B Certificates totaling approximately $117.5 million.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable

(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated August 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTERMAC

Date: August 24, 2006	By: /s/ Alan P. Hirmes
Alan P. Hirmes
Chief Financial Officer

Exhibit Index

(d) Exhibits
Exhibit Number	Description
99.1	Press Release dated August 18, 2006